================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement   [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                        ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        N-VIRO INTERNATIONAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    XXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                        N-VIRO INTERNATIONAL CORPORATION




                           NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS


                                       AND


                                 PROXY STATEMENT





                                  MEETING DATE

                                  JUNE 2, 1998




                                 --------------





                             YOUR VOTE IS IMPORTANT!

  YOU ARE URGED TO SIGN, DATE, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                        N-VIRO INTERNATIONAL CORPORATION
                        3450 W. Central Avenue, Suite 328
                               Toledo, Ohio 43606

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 2, 1998


TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of N-Viro International Corporation will be held in the Corinthian Room of the Toledo Club, 235 14th Street, Toledo, Ohio on June 2, 1998. The Annual Meeting will begin at 3:00 p.m. (local time), for the purpose of considering and acting upon:

     1.   The election of three Class II Directors for a term of three years.

     2. The ratification of the appointment of McGladrey & Pullen, LLP to serve as independent auditors for the Company for its year ended 1998.

     3. The amendment of the Certificate of Incorporation of the Company to reduce the authorized capital stock of the Company in order to significantly reduce the corporate franchise tax obligations of the Company in the State of Delaware.

     4. The amendment to the Certificate of Incorporation of the Company to include a super majority requirement to ratify any takeover proposals presented to the Company.

     5. The amendment to the Company's Stock Option Plan to increase the number of shares of common stock available in the Stock Option Plan to 600,000.

     Stockholders of record at the close of business on April 1, 1998, will be entitled to notice of, and to vote at, such Annual Meeting or any adjournment thereof. Information relating to matters to be considered and voted on at the Annual Meeting is set forth in the Proxy Statement accompanying this notice.

                               BY ORDER OF THE BOARD OF DIRECTORS



                               James K. McHugh
                               Chief Financial Officer, Secretary and Treasurer

Toledo, Ohio
May 1, 1998




-------------------------------------------------------------------------------
     PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME, AND GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.
-------------------------------------------------------------------------------

                        N-VIRO INTERNATIONAL CORPORATION
                        3450 W. CENTRAL AVENUE, SUITE 328
                               TOLEDO, OHIO 43606

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                  June 2, 1998

                                     GENERAL

     THIS PROXY STATEMENT IS FURNISHED TO THE STOCKHOLDERS OF N-VIRO INTERNATIONAL CORPORATION (THE "COMPANY") BY ITS MANAGEMENT AND THE BOARD OF DIRECTORS IN CONNECTION WITH THE SOLICITATION OF PROXIES IN THE ENCLOSED FORM TO BE USED IN VOTING AT THE ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING"), WHICH IS SCHEDULED TO BE HELD ON TUESDAY, JUNE 2, 1998 AT 3:00 P.M. (LOCAL TIME) AS SET FORTH IN THE FOREGOING NOTICE. At the Annual Meeting, the stockholders will be asked to elect three Class II Directors, ratify the appointment of McGladrey & Pullen, LLP to serve as independent auditors of the Company, amend the Certificate of Incorporation of the Company to reduce the number of shares of authorized capital stock of the Company and to include a super majority requirement to approve any takeover proposals presented to the Company, increase the number of shares of common stock available in the Company's stock option plan to 600,000 shares and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     A share cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned properly executed and dated, the shares represented thereby will be voted at the Annual Meeting. If a choice is specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the action proposed. Any stockholder giving a proxy has the right to revoke it any time before it is voted by filing with the Secretary/Treasurer of the Company a written revocation, or by filing a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The revocation of a proxy will not be effective until notice thereof has been received by the Secretary/Treasurer of the Company.

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, Directors and officers of the Company may solicit proxies by telephone, telegraph or personal interview. The Company will reimburse Directors and officers for their reasonable out-of-pocket expenses in connection with such solicitation. The Company will request brokers and nominees who hold shares in their names to furnish this proxy material to the persons for whom they hold shares and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in connection therewith. The Company has hired Corporate Investors Communications to solicit proxies for a fee not to exceed $3,000, plus expenses and other customary charges.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding on the record date shall constitute a quorum for the transaction of business by such holders at the Annual Meeting. The three nominees for election as Class II Directors who receive the highest number of votes therefor at the Annual Meeting shall be elected as Class II Directors. The ratification of the appointment of McGladrey & Pullen, LLP as independent auditors shall require the affirmative vote of a majority of the holders of shares of common stock present or represented by proxy at the Annual Meeting where a quorum is present. The amendment to the Certificate of the Incorporation of the Company to reduce the amount of authorized capital stock of the Company and to include a super majority requirement to approve any takeover proposals presented to the Company shall require the affirmative vote of the holders of the majority of the outstanding shares of common stock of the Company. The increase in the number of shares of stock available in the Company's stock option plan to 600,000 shall require the affirmative vote of a majority of the holders of shares of common stock present or represented by proxy at the Annual Meeting where a quorum is present.

     The executive offices of the Company are located at 3450 West Central Avenue, Suite 328, Toledo, Ohio 43606. The telephone number is (419) 535-6374. The approximate date on which this material was first sent to stockholders was May 12, 1998. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE CORPORATE SECRETARY, N-VIRO INTERNATIONAL CORPORATION AT THE ABOVE ADDRESS.

                THE DATE OF THIS PROXY STATEMENT IS MAY 1, 1998.

                          VOTING SECURITIES OUTSTANDING
                          AND PRINCIPAL HOLDERS THEREOF

     The Company had outstanding 2,505,733 shares of common stock, $.01 par value per share (the "shares of common stock"), on April 1, 1998. These shares of common stock constitute the only class of outstanding voting securities of the Company. Stockholders of record at the close of business on April 1, 1998 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Each share of common stock is entitled to one vote on all matters to come before the Annual Meeting. Stockholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

     At April 1, 1998, the following were the only persons known to the Company to own beneficially more than 5% of the outstanding shares of common stock:

--------------------------------------------- --------------------------------- ------------------------------------
                                                   Shares of Common Stock        Percentage of Outstanding Shares
    Name and Address of Beneficial Owner             Beneficially Owned         of Common Stock as of April 1, 1998
--------------------------------------------- --------------------------------- ------------------------------------
N-Viro Energy Systems, Ltd.(1)                          1,018,357(2)                          40.64%
3450 West Central Avenue, Suite 328
Toledo, Ohio  43606
--------------------------------------------- --------------------------------- ------------------------------------
Heartland Advisors, Inc.                                  250,000(3)                           9.98%
790 North Milwaukee Street
Milwaukee, Wisconsin  53202
--------------------------------------------- --------------------------------- ------------------------------------

                    PROPOSAL 1 - ELECTION OF THREE DIRECTORS

     The By-Laws of the Company provide that the Board of Directors shall be divided into three classes of equal or approximately equal number and that the number of Directors shall from time to time be fixed and determined by a vote of a majority of the Company's entire Board of Directors serving at the time of such vote. The Directors are elected for a three-year term or until the election and qualification of their respective successors. It is intended by the Board that proxies received will be voted to elect the three Class II Directors named below to serve for a three-year term until their respective successors are elected and have qualified or until their earlier resignation or removal.

     If any nominee declines or is unable to accept such nomination to serve as a Class II Director, events which the Board does not now expect, the proxies reserve the right to substitute another person as a Board nominee, or to reduce the number of Board nominees, as they shall deem advisable. The Proxy solicited hereby will not be voted to elect more than three Class II Directors.


-----------------

     (1) N-Viro Energy Systems, Ltd. (the "Partnership") is a limited partnership and was one of the predecessor entities that combined to form the Company in October 1993. The general partners of the Partnership are J. Patrick Nicholson, Chairman, Chief Executive Officer and President of the Company, N-Viro Energy Systems, Inc., a corporation of which Mr. Nicholson is the controlling stockholder, and four trusts established for the benefit of Mr. Nicholson's children. Under the limited partnership agreement for the Partnership, Mr. Nicholson, as general partner, has the voting and dispositive power over the shares of common stock held by the Partnership.

     (2) Includes 4,216 shares of common stock to be distributed to certain persons by the Partnership pursuant to the N-Viro International Stock Bonus Plan dated October 1, 1993. These shares of common stock became vested in such participants on January 1, 1997.

     (3) Information derived from a Schedule 13G filed on January 29, 1998 by Heartland Advisors, Inc., an investment advisor registered under
          Section 203 of the Investment Advisors Act of 1940. Such firm has both sole power to vote (or to direct the vote) and sole power to dispose of (or to direct the disposition of) 250,000 shares of common stock.

                                    CLASS II

                             DIRECTORS TO BE ELECTED

TERRY J. LOGAN, PH.D., AGE 55. Dr. Logan is a professor of Agronomy at The Ohio State University. Dr. Logan served as President of Pan-American N-Viro Inc. (affiliate of the Company) from 1994 through 1995 and is the President of Logan Environmental, Inc. (environmental consulting firm). Dr. Logan also acts as a consultant to the Company with respect to various matters. Dr. Logan has been a member of the Board since May 1993 and is a member of the Board's Audit and Finance Committees.

JAMES D. O'NEIL, P.E., AGE 67. Mr. O'Neil has served as the Vice-President of Engineering and Operations since May, 1993. Prior to that date, Mr. O'Neil was Vice-President and General Manager of Leon Boulton & Son, Inc., for 14 years, and subsequently self-employed as an engineering consultant. Mr. O'Neil has been a member of the Board since August, 1997 and is a member of the Board's Nominating Committee.

MICHAEL G. NICHOLSON, AGE 31. Mr. Nicholson has served as the Vice-President of Sales and Marketing of the Company since December, 1996. Prior to that date, Mr. Nicholson served the Company and the Partnership in various management positions in sales. Mr. Nicholson is the son of J. Patrick Nicholson, Chairman, Chief Executive Officer and President of the Company. Mr. Nicholson has been a member of the Board since February, 1998.

                                    CLASS III

                        DIRECTORS WHOSE TERMS CONTINUE(1)

WALLACE G. IRMSCHER, AGE 75. Mr. Irmscher has been self-employed as a consultant in the construction and construction materials industry since 1995. Prior to the time, Mr. Irmscher was an officer and Director of Newfoundland Resources and Mining Limited (quarry operation), an entity that was the subject of bankruptcy proceedings in 1995. Mr. Irmscher is a Director of United States Lime and Minerals (publicly traded company), has served as a Director of the Company since May 1995 and is a member of the Board's Audit and Finance Committees.

CHARLES B. KAISER, JR., AGE 74. From 1957 until his retirement in 1990, Mr. Kaiser was general counsel to the St. Louis Metropolitan Sewer District. Mr. Kaiser is also a former President of both the Water Environment Federation and the Association of Metropolitan Sewerage Agencies. Mr. Kaiser has served as a Director of the Company since May 1993 and is a member of the Board's Audit Committee.

FREDERICK H. KURTZ, AGE 63. Mr. Kurtz is President of PARCOR Incorporated (consulting firm). From May 1993 to June 1995, Mr. Kurtz was the Chief Operating Officer of the Company and was the Executive Director of the Middlesex County Utility Authority from 1986 to 1993. Mr. Kurtz has served as Director of the Company since May 1993, is currently Vice Chairman of the Board and is a member of the Board's Compensation and Nominating Committees.

                                     CLASS I

                        DIRECTORS WHOSE TERMS CONTINUE(2)

BOBBY B. CARROLL, AGE 64. Mr. Carroll is the President and Chief Executive Officer of Pozzolanic Contracting & Supply Co., a supplier of roadway construction materials in the Southeast U.S.. Mr. Carroll also acts as a consultant to the Company with respect to various matters. Mr. Carroll has served as a Director of the Company since May 1997 and is a member of the Board's Finance Committee.

J. PATRICK NICHOLSON, AGE 61. Mr. Nicholson became Chairman, Chief Executive Officer of the Company in May 1993. In 1979, he founded the Partnership, one of the predecessor entities that combined to form the Company in October 1993. From the Partnership's inception to present, Mr. Nicholson has served as one of its general partners and is the controlling stockholder of N-Viro Energy Systems, Inc., the corporate general partner of the Partnership. Mr. Nicholson has served as a Director of the Company since May 1993.


     (1)  The terms of Messrs. Irmscher, Kaiser and Kurtz expire in 1999.

     (2)  The terms of Messrs. Carroll, J. Nicholson and Copeland expire in
          2000.

B.K. WESLEY COPELAND, AGE 64. Mr. Copeland, a physical chemist, was the Founder of the International Science and Technology Institute, Inc., as well as Founder and CEO of the Foundation for Economic Development. Mr. Copeland has served as a Director of the Company since May 1997 and is a member of the Board's Compensation and Nominating Committees.

     THE MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES FOR CLASS II DIRECTORS. The nominees who receive the highest number of votes at the Annual Meeting shall be elected as Directors.

                              BOARD AND COMMITTEES

     Pursuant to Delaware law, under which the Company is organized, the Company's business, property and affairs are managed under the direction of the Board of Directors. The Board met five times during the year ended December 31, 1997. The Board has appointed standing Audit, Compensation, Finance and Nominating Committees. In 1997, each incumbent Director attended at least 75% of the aggregate meetings of the Board and the Committees on which they served.

     The Audit Committee of the Board of Directors currently consists of three members and met five times during the year ended December 31, 1997. The Audit Committee recommends the appointment of auditors and oversees the accounting and internal audit functions of the Company.

     The Compensation Committee of the Board of Directors currently consists of three members and met twice during the year ended December 31, 1997. The Compensation Committee determines officers' salaries and bonuses and administers the grant of stock options pursuant to the Company's Stock Option Plan.

     The Finance Committee of the Board of Directors currently consists of three members and met once during the year ended December 31, 1997. The Finance Committee assists in monitoring cash flow requirements of the Company and approves any internal or external financing or leasing arrangements.

     The Nominating Committee of the Board of Directors currently consists of three members and met twice during year ended December 31, 1997. The Nominating Committee considers and recommends to the Board of Directors nominees for election to the Board of Directors. The Nominating Committee may, in its discretion, consider nominations by stockholders proposed for the 1999 Annual Meeting. All stockholder nominations should be directed to N-Viro International Corporation, 3450 W. Central Avenue, Suite 328, Toledo, Ohio 43606, Attention:
Secretary/Treasurer. Such stockholder recommendations must be in writing, contain a description of the nominee's qualifications and his or her consent to serve and must be received by the Company no later than January 10, 1999.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth as of April 1, 1998, unless otherwise specified, certain information with respect to the beneficial ownership of the Company's shares of common stock by each person who is a Director of the Company, a nominee for the Board, each of the named Executive Officers, and by the Directors and Executive Officers of the Company as a group.


----------------------------------------- ------------------------------ ------------------------
                                             Beneficial Ownership of
                                           Common Stock as of April 1,
        Name of Beneficial Owner                      1998                  Percent of Class
----------------------------------------- ------------------------------ ------------------------
Bobby B. Carroll                                     96,100(1)(2)                  3.84%
----------------------------------------- ------------------------------ ------------------------
B.K. Wesley Copeland                                  6,000(2)                      .24%
----------------------------------------- ------------------------------ ------------------------
Wallace G. Irmscher                                   7,525(2)                      .30%
----------------------------------------- ------------------------------ ------------------------
Charles B. Kaiser, Jr.                                7,650(2)                      .31%
----------------------------------------- ------------------------------ ------------------------
Frederick H. Kurtz                                   80,200(2)                     3.20%
----------------------------------------- ------------------------------ ------------------------
Terry L. Logan                                       21,987(2)(3)                   .88%
----------------------------------------- ------------------------------ ------------------------
James K. McHugh                                       9,351(2)(3)                   .37%
----------------------------------------- ------------------------------ ------------------------
J. Patrick Nicholson                              1,177,737(2)(4)                 47.00%
----------------------------------------- ------------------------------ ------------------------
Michael G. Nicholson                                 15,942(2)(3)                   .64%
----------------------------------------- ------------------------------ ------------------------
James D. O'Neil                                       9,425(2)                      .38%
----------------------------------------- ------------------------------ ------------------------
----------------------------------------- ------------------------------ ------------------------
All Directors and Executive Officers as           1,431,917(5)(6)                 57.15%
a group (10 persons)
----------------------------------------- ------------------------------ ------------------------

-----------------

     (1) Includes 44,600 Shares actually owned by Pozzolanic Contracting & Supply Co., a company of which Mr. Carroll is the controlling shareholder.

     (2) Includes shares not actually owned by such individuals as of April 1, 1998, but of which beneficial ownership could be acquired currently by such individuals upon the exercise of outstanding options.

     (3) Includes shares vested January 1, 1997 to be received from the Partnership as part of the Company's Stock Bonus Plan dated October 1, 1993.

     (4) Includes 1,018,357 shares owned by the Partnership, of which Mr. Nicholson is a general partner, and 69,748 shares owned by N-Viro Energy Systems, Inc., a corporation of which Mr. Nicholson is the controlling shareholder.

     (5) Includes an aggregate of 131,325 shares not actually owned by such Directors and Executive Officers as of April 1, 1998, but of which beneficial ownership could be acquired currently by such Directors and Executive Officers upon the exercise of outstanding options.

     (6) Includes an aggregate of 780 shares vested in January 1, 1997 to be received from the Partnership by such Directors and Executive Officers as part of the Company's Stock Bonus Plan dated October 1, 1993.

EXECUTIVE OFFICERS OF THE COMPANY

     The following information is furnished as to the Executive Officers of the
Company:

J. PATRICK NICHOLSON, AGE 61. Mr. Nicholson has served as Chairman, Chief Executive Officer and President of the Company since its inception in May 1993. As described above, Mr. Nicholson served in a similar capacity to the Partnership prior to that date.

JAMES K. MCHUGH, AGE 39. Mr. McHugh has served as Chief Financial Officer, Secretary and Treasurer of the Company since January 1997. Prior to that date, Mr. McHugh served the Company and the Partnership in various capacities including Controller and Director of Accounting and Taxation.

                                  REMUNERATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table presents the total compensation awarded to, earned by, or paid to, the Chief Executive Officer of the Company during 1996 and 1997. There were no other Executive Officers of the Company who were serving at the end of 1997 and whose total annual salary and bonus, if any, exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                               Long-Term
                                                Annual Compensation           Compensation         All Other
  Name and Principal Position     Year          Salary ($) Bonus ($)         Options (#)(2)   Compensation ($)(1)
--------------------------------------------------------------------------------------------------------------------
J. Patrick Nicholson             1997        $ 125,600           -0-             5,000                -0-
 Chairman, Chief                 1996        $ 147,500           -0-              -0-                 -0-
 Executive Officer               1995        $ 149,167           -0-              -0-               $ 1,575
 and President


-----------------

     (1) Amounts shown consist of term life insurance premiums paid by the Company for the benefit of Mr. Nicholson.

     (2) The numbers shown represent the number of shares of common stock for which options were granted to the named Executive Officer in 1997.

EMPLOYMENT AGREEMENTS

     On July 1, 1993, Mr. Nicholson entered into a three-year employment agreement with the Company providing for automatic one-year renewals and minimum annual salary of $250,000. Such agreement also provides that Mr. Nicholson shall be entitled to (i) bonuses to be payable at the discretion of the Board of Directors, and (ii) such medical and other benefits, including insurance and pension plan, as are provided to other Executive Officers of the Company. Effective March 1, 1998, Mr. Nicholson has voluntarily agreed to reduce his minimum annual salary to $131,250 for the year ended December 31, 1998.

                                     OPTION GRANTS IN LAST FISCAL YEAR
--------------------------- -------------- ------------- ------------- -------------- ---------------------------
                                            % of Total                                   Potential Realizable
                              Number of      Options                                   Value at Assumed Annual
                             Securities     Granted to                                   Rates of Stock Price
                             Underlying     Employees    Exercise or                        Appreciation for
                               Options      in Fiscal     Base Price    Expiration           Option Term(1)
           Name              Granted(2)        Year       ($/share)        Date               5% ($) 10%($)
--------------------------- -------------- ------------- ------------- -------------- ------------- -------------
J. Patrick Nicholson             5,000         5.2%        $1.5625       11/9/2007       $4,938       $12,438
                            -------------- ------------- ------------- -------------- ------------- -------------
                              25,000(3)       26.1%         $ 4.00       11/3/2003         $0         $10,723
--------------------------- -------------- ------------- ------------- -------------- ------------- -------------

-----------------

     (1) The potential realizable value through the expiration date of each option has been determined on the basis of the closing price on May 9, 1997, compounded annually over the term of the option, net of the exercise price. These values have been determined based upon assumed rates of appreciation and are not intended to forecast the possible future appreciation, if any, of the price or value of the Company's common stock.

     (2) All options have been granted pursuant to the N-Viro International Stock Option Plan. Options granted are exercisable on the date of grant and on each succeeding anniversary thereof as to 20% of the shares of common stock issuable with respect to such options.

     (3) These options were originally granted to Mr. Nicholson in 1993 and were repriced in 1997. See "TEN-YEAR OPTION REPRICING" below and corresponding discussion in the paragraphs below.

     On November 14, 1997, the Board of Directors of the Company adopted a proposal conditionally granting options to purchase common stock of the Company under the Company's 1993 Stock Option Plan (the "Plan") to certain employees(1) of the Company who held existing options granted in 1993 under the Plan to purchase common stock at a price of $38.00 per share (such existing options are referred to as "Outstanding Options" and the employees and consultants holding them are referred to as "Eligible Option Holders"). The Board conditionally granted to each Eligible Option Holder one new option (a "new option") corresponding to each outstanding option held by the Eligible Option Holder. Each New Option is an option to purchase that number of shares of common stock of the Company which is equal to the number of shares subject to the Eligible Option Holders corresponding Outstanding Option, at a purchase price of $4.00. Except for the change in the exercise price, each New Option is otherwise subject to the same terms and conditions as the corresponding Outstanding Option; that is, all of the other terms and conditions of the corresponding Outstanding Option, such as the date or dates upon which the option holder may exercise the option and the date upon which the option terminates, are the same for the New Option as they were for the corresponding outstanding option. The grant of each New Option to each Eligible Option Holder was conditioned upon the surrender and termination of the corresponding Outstanding Option of the Eligible Option Holder.

     The stated purpose of the 1993 Stock Option Plan is "to enable (the Company) to attract and retain qualified officers, key employees and non-employee directors and to provide an incentive for such employees and directors to expand and improve the profits and prosperity of (the Company)." The Board and the compensation committee thereof approved the repricing of the options because of a belief that the decline in the price of the common stock of the Company that has occurred since 1993 was caused primarily by factors outside the control of the employees of the Company and that, with the majority of the options granted under the Plan having exercise prices in excess of $20.00 per share, the Outstanding Options did not provide a practical incentive to the option holders. The Board granted the New Options in order to provide what it believes is a better incentive to current employees and consultants. The table below sets forth additional information regarding executive officers of the Company who received New Options.

--------
     (1) The employees and consultants who received repriced options are J. Patrick Nicholson, Frederick Kurtz, Dr. Terry Logan, Michael Nicholson, James McHugh and June Taylor.

                                              TEN-YEAR OPTION REPRICING
---------------------- ------------- --------------- ---------------- ---------------- -------------- ----------------
                                                                                                         Length of
                                       Number of                                                         Original
                                       Securities     Market Price    Exercise Price   New Exercise     Option Term
                                       Underlying      of Stock at      at Time of         Price       Remaining at
                                        Options          Time of         Repricing       ($/share)        Date of
   Name, Position          Date         Repriced        Repricing        ($/share)                       Repricing
---------------------- ------------- --------------- ---------------- ---------------- -------------- ----------------
J. Patrick               11/14/97        25,000           $2.50           $38.00           $4.00          6 yrs.
Nicholson, Chief
Executive Officer
---------------------- ------------- --------------- ---------------- ---------------- -------------- ----------------
James K. McHugh,         11/14/97         3,125           $2.50           $38.00           $4.00          6 yrs.
Chief Financial
Officer
---------------------- ------------- --------------- ---------------- ---------------- -------------- ----------------


                                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                  AND FISCAL YEAR END OPTION VALUES
-------------------------- ------------- ------------- ------------------------------ ------------------------------
                              Shares        Value                                         Value of Unexercised
                           Acquired On     Realized        Number of Unexercised         In-The-Money Options at
          Name             Exercise(1)      ($)(1)     Options at Fiscal Year End(2)     Fiscal Year End ($)(3)
-------------------------- ------------- ------------- ------------- ---------------- ------------- ----------------
                                                       Exercisable    Unexercisable   Exercisable    Unexercisable
-------------------------- ------------- ------------- ------------- ---------------- ------------- ----------------
J. Patrick Nicholson           -0-            $0          26,000          4,000            $0           $12,500
-------------------------- ------------- ------------- ------------- ---------------- ------------- ----------------

-----------------

     (1)  No options were exercised by the named Executive Officers in 1997.

     (2) All options have been adjusted to reflect a one-for-four reverse stock split effective October 31, 1995.

     (3) Options are "in-the-money" only if the closing market price of the common stock on December 31, 1997 exceeded the exercise price of the options. There were 8,000 "in-the-money" options held by Executive Officers of the Company on December 31, 1997 at $2.50 per share closing price.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive additional compensation for serving as Directors. Effective April 1, 1994, non-employee Directors no longer receive cash compensation, but receive stock options pursuant to the Company's Stock Option Plan. Each Director currently receives a grant of 500 shares of Common Stock of the Company per each meeting attended, as approved by the Compensation Committee on May 9, 1997. Directors of the Company are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committees thereof.

COMPENSATION COMMITTEE INTERLOCKS

     During 1997, the members of the Compensation Committee consisted of Mr. Copeland, Mr. Carroll and Mr. Kaiser, each of whom is a non-employee Director of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of the Company's Executive Officers is determined by the Compensation Committee of the Board of Directors.

     The Committee's compensation philosophy is to provide competitive forms and levels of compensation compared to industrial companies of similar size and business area. This philosophy is intended to assist the Company in attracting, retaining and motivating executives with superior leadership and management abilities. Consistent with this philosophy, the Committee determines a total compensation structure for each officer, consisting primarily of salary, bonus and stock options. The proportions of the various elements of compensation vary among the officers depending upon their levels of responsibility.

     The Committee establishes salaries at a level intended to be competitive with the average salaries of Executive Officers in comparable companies with adjustments made to reflect the financial health of the Company. Bonuses are intended to provide executives with an opportunity to receive additional cash compensation, but only if they earn it through Company and individual performance.

     Long-term incentives are provided through stock options granted under the Company's Stock Option Plan. The stock options represent an additional vehicle for aligning management's and stockholders' interest, specifically motivating executives to remain focused on the market value of the Common Stock in addition to earnings per share and return on equity goals.

     The Committee, subject to any employment agreement in effect with its Executive Officers reviews and recommends to the Board of Directors for approval the salaries, bonuses and long-term incentives of the Company's officers, including its most highly compensated Executive Officers. In addition, the Committee grants stock options under the Company's Stock Option Plan to Executive Officers and other selected employees, Directors and to consultants, and otherwise administers the Company's Stock Option Plan.

     The Committee has not formulated any policy regarding qualifying compensation paid to the Company's Executive Officers for deductibility under the limits of Section 162(m) of the Internal Revenue Code of 1986, as amended, because the Committee does not anticipate that any executive officers would receive compensation in excess of such limits in the foreseeable future..

     With respect to Chief Executive Officer compensation, Mr. Nicholson's base salary for 1997 was $125,000. Mr. Nicholson's base salary is determined by his Employment Agreement which entitles him to a minimum annual base salary of $250,000. See "Employment Agreements." However, Mr. Nicholson has reduced his base salary in each of the four preceding years, but will be paid an annual minimum base salary of $131,250 for 1998. Mr. Nicholson will continue to accept a reduced base salary until such time as the Company's profitability permits payment of the $250,000 annual minimum base salary provided for in his Employment Agreement.

     The Committee is also responsible for recommending to the Board of Directors bonus amounts payable to Mr. Nicholson, the Chief Executive Officer. Any bonuses payable will be determined by the Committee, based on the same elements and factors relating to the other Executive Officers of the Company. No bonuses were paid to Mr. Nicholson or any other Executive Officer in 1997. As the founder and the largest beneficial owner (42.74% of total shares of common stock outstanding) of the Company, Mr. Nicholson has a significant portion of his wealth invested in the Company's stock. Mr. Nicholson's level of stock ownership continues to provide a strong link between Company performance and the resulting rewards.

     Compensation Committee of the Board of Directors
     N-Viro International Corporation
             Bobby B. Carroll
             B.K. Wesley Copeland
             Frederick H. Kurtz

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change and the cumulative total shareholder return on the Company's shares against the cumulative total return of the NASDAQ Stock Market (U.S. Companies) Index and an index comprised of Peer Group companies selected by the Company. The Peer Group consists of six companies considered to be either competitors or similar to the Company. Upon written request to the Secretary/Treasurer, N-Viro International Corporation, 3450 West Central Avenue, Suite 328, Toledo, Ohio 43606, the Company shall provide stockholders with the names of the component issuers. The data is for the period beginning October 12, 1993, the date of the Company's initial public offering, and ending December 31, 1997. The calculation assumes that $100 was invested at the close of business on October 12, 1993 and all dividends are assumed to be reinvested.


================================================================================================================
                    10/12/93        12/31/93        12/31/94        12/31/95       12/31/96        12/31/97
----------------------------------------------------------------------------------------------------------------
NASDAQ Index          100.00          100.7           98.4           139.2           171.2           210.2
----------------------------------------------------------------------------------------------------------------
Company               100.00           65.8           18.4             5.3             5.9             6.6
----------------------------------------------------------------------------------------------------------------
Peer Group            100.00           94.2           57.7            84.3            50.8            53.9
================================================================================================================

     Except to the extent the Company specifically incorporates this information by reference, the foregoing Report of the Compensation Committee and Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information shall not otherwise be deemed filed under such Acts.

SECTION 16(A) COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's Directors and Executive Officers, and persons who own beneficially more than ten percent (10%) of the shares of common stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Directors and Executive Officers complied with all applicable filing requirements during the fiscal year ended December 31, 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Bobby B. Carroll, a consultant to and Director of the Company, is currently under a consulting contract with the Company that will pay him $120,000 per year through 1999. In addition, Pozzolanic Contracting & Supply Co., a company of which Mr. Carroll is the controlling shareholder, sells materials to the Company in the ordinary course of business, the aggregate amount of which exceeded $31,000 in 1997.

     In June of 1997, the Company reached agreements with three trade creditors to eliminate, in the aggregate, $259,500 of the Company's short-term debt in exchange for the Company's issuance and delivery to such creditors, in the aggregate, 86,500 shares of common sock. All three trade creditors are current members of the Board of Directors of the Company, J. Patrick Nicholson, Bobby Carroll and Frederick Kurtz. Additionally, Mr. Nicholson is the Chairman of the Board, Chief Executive Officer and President of the Company. The number of shares of common stock issued to, and the corresponding amount of short-term debt forgiven by, Mr. Nicholson, Mr. Carroll and Mr. Kurtz is set forth in the table below:

===================================== ================================= ====================================
              Creditor                    Amount of Canceled Debt        No. of Shares Issued in Exchange
------------------------------------- --------------------------------- ------------------------------------
J. Patrick Nicholson                              $ 48,000                            16,000
------------------------------------- --------------------------------- ------------------------------------
Bobby Carroll                                     $150,000                            50,000
------------------------------------- --------------------------------- ------------------------------------
Frederick Kurtz                                   $ 61,500                            20,500
===================================== ================================= ====================================

All such shares of common stock were issued and delivered to the Company's creditors pursuant to appropriate exemptions from registration under federal and state securities laws. All of the exchanges were evidenced by written Share Exchange Agreements between the Company and each of the creditors. Copies of such Share Exchange Agreements were filed as Exhibits to the Company's Form 8-K filed on July 18, 1997 which has been incorporated herein by reference.

     In addition to the share exchanges described above, the Company, in June of 1997, also reached agreement with the Partnership (the holder of 45% of the issued and outstanding shares of the common stock of the Company) to cancel $150,000 of the Company's short-term debt to the Partnership in exchange for the Company's issuance and delivery to the Partnership of 50,000 shares of common stock. At the time of this agreement, the Company's total indebtedness to the Partnership was $176,500. Such indebtedness was evidenced by three promissory notes in the aggregate amount of $191,500. In exchange for the cancellation of the three original promissory notes, the Company agreed to issue and deliver to the Partnership (i) 50,000 shares of common stock and (ii) a promissory note in the amount of $26,500. The shares of common stock issued and delivered to the Partnership were issued and delivered pursuant to applicable exemptions from registration under the Securities Act and state securities laws. Further, this exchange was evidenced by a written Share Exchange Agreement which was filed by the Company as an Exhibit to the Company's Form 8-K filed on July 18, 1997.

     Dr. Terry J. Logan, Ph.D., a consultant to and Director of the Company, received consulting fees in the amounts of $41,333 in 1997 and $35,127 in 1996. Dr. Logan is also the controlling shareholder of Logan Environmental, Inc., an environmental consulting firm which performs consulting services for the Company from time to time.

     Charles Kaiser, a consultant to and Director of the Company, received consulting fees in the amounts of $3,500 in 1997 and $-0- in 1996.

     James D. O'Neil, a Director of the Company, has been employed as Vice-President of Engineering and Operations of the Company since March, 1993. Prior to that date, Mr. O'Neil was Vice-President and General Manager of Leon Boulton + Son, Inc. for 14 years, and subsequently self-employed as an engineering consultant. For the year ended 1997 and 1996, Mr. O'Neil earned $76,100 and $65,000, respectively, from the Company.

     Michael Nicholson, a Director of the Company, has been employed as Vice-President of Sales and Marketing of the Company since December, 1996. Prior to that date, Mr. Nicholson served the Company and the Partnership in various management positions in sales. For the year ended 1997 and 1996, Mr. Nicholson earned $73,400 and $67,200, respectively, from the Company. Mr. Nicholson is the son of J. Patrick Nicholson, Chairman, Chief Executive Officer and President of the Company.

      PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of McGladrey & Pullen, LLP served as independent auditors of the Company for the year ended December 31, 1997 and has been selected by the Company to serve as its independent auditors for the year ending December 31, 1998. McGladrey & Pullen, LLP became the Company's independent auditors on January 10, 1996, succeeding Ernst & Young LLP which served as the Company's independent auditors of the Company since the Company's inception in 1993. Although the submission of this matter for approval by the stockholders is not legally required, the Board believes that such submission follows sound business practice and is in the best interests of the stockholders. If the appointment is not ratified by the holders of a majority of the shares present in person or by proxy at the Annual Meeting, the Directors will consider the selection of another accounting firm. If such a selection were made, it may not become effective until 1999 because of the difficulty and expense of making such a substitution. The Company anticipates that a representative of McGladrey & Pullen, LLP will attend the Annual Meeting.

     Audit services of McGladrey & Pullen, LLP for the year ended December 31, 1997 included the audit of the financial statements of the Company included in the Annual Report to Shareholders for 1997, services related to filings with the Securities and Exchange Commission and consultation and assistance on accounting related matters.

     The services furnished by McGladrey & Pullen, LLP have been at customary rates and terms. There are no existing direct or indirect understandings or agreements that place a limit on future years' audit fees.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF MCGLADREY & PULLEN, LLP. The affirmative vote of the holders of a majority of shares of common stock present in person or by proxy at the Annual Meeting will be required for such ratification.

      PROPOSAL 3 - REDUCTION OF THE AUTHORIZED CAPITAL STOCK OF THE COMPANY

     The Board has approved the submission to the Stockholders of the Company of a proposal to amend the Certificate of Incorporation of the Company to reduce the amount of its authorized capital stock. A reduction in the amount of authorized capital stock of the Company will significantly reduce its corporate franchise tax obligations in the State of Delaware.

     The Certificate of Incorporation of the Company currently authorizes 45,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), and 5,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"). As of the date of this Proxy Statement, there are 2,448,483 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

     The Board proposes to reduce the amount of authorized capital stock of the Company in the following manner: (1) reduce the number of shares of authorized Common Stock to 7,000,000 shares; and (2) reduce the number of shares of authorized Preferred Stock to 2,000,000 shares. This reduction in authorized capital stock will save the Company approximately $18,000 in annual corporate franchise taxes due to the State of Delaware.

         The Board feels that such an amendment to the Company's Certificate of Incorporation is in the best interest of the Company and its Stockholders as it will permit the Company to save a significant amount of money. This proposed amendment to the Company's Certificate of Incorporation is set forth in Appendix A to this Proxy Statement and incorporated herein by reference.

     The Board does not anticipate any immediate need for the authorized shares of Common Stock and Preferred Stock that are being eliminated. Provided that there are no future amendments to the Delaware General Corporate Law to the contrary, if a need for a greater number of shares of authorized capital stock arises, the Company will be free to amend its Certificate of Incorporation to authorize such shares, subject to the approval of the Stockholders.

     The above summary relating to the amendment to the Certificate of Incorporation of the Company to reduce the authorized capital stock of the Company is qualified in its entirety by the more detailed information appearing in the appendices to this Proxy Statement which are incorporated herein by reference.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO REDUCE THE AMOUNT OF ITS AUTHORIZED CAPITAL STOCK. The affirmative vote of a majority of the holders of all of the issued and outstanding Common Stock of the Company will be required for such amendment to the Certificate of Incorporation of the Company.

                PROPOSAL 4 - ADOPTION OF ANTI-TAKEOVER PROVISION

     The Board has approved the submission to the Stockholders of the Company of a proposal to amend the Certificate of Incorporation of the Company to include a provision whereby the affirmative vote of not less than seventy-five percent (75%) of all of the holders of all of the issued and outstanding Common Stock will be required to approve any "business combination" relating to the Company. This super majority requirement would not be applicable to any business combination that is approved by a majority of disinterested directors of the Board. In such case, only the Stockholder vote as set forth under the Company's Certificate of Incorporation, By-Laws or any applicable corporate law including, but not limited to, the rules and regulations of any national securities exchange shall be required for approval of such business combination.

     Generally, any "business combination" would include any merger or consolidation of the Company into or with another related or unrelated entity, any disposition of a material portion of the Company's assets or capital stock, any significant reclassification or recapitalization of the capital stock of the Company or any similar arrangement affecting the ownership of a material portion of the Company's assets or capital stock. This proposed amendment to the Company's Certificate of Incorporation is set forth in Appendix B to this Proxy Statement and incorporated herein by reference.

     The Board feels that such an Amendment to the Company's Certificate of Incorporation is in the best interest of the Company and its Stockholders as it will permit the Stockholders of the Company to play a significant role in preventing any hostile takeover bids as well as allowing the Stockholders to evaluate the merits of any legitimate takeover offers for the Company.

         The above summary relating to the amendment to the Certificate of Incorporation of the Company to include an anti-takeover provision is qualified in its entirety by the more detailed information appearing in the appendices to this Proxy Statement which are incorporated herein by reference.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCLUDE AN ANTI-TAKEOVER PROVISION. The affirmative vote of a majority of the holders of all of the issued and outstanding Common Stock of the Company will be required for such amendment to the Certificate of Incorporation of the Company.

             PROPOSAL 5 - INCREASE IN THE AMOUNT OF SHARES AVAILABLE
                      UNDER THE COMPANY'S STOCK OPTION PLAN

     The Board has determined that it is necessary to amend the Company's Amended and Restated Stock Option Plan (the "Plan") to increase the number of shares of Common Stock that may be issued under the Stock Option Plan. The Plan, as originally approved, authorized 1,000,000 shares of the Common Stock to be issued to eligible employees, consultants and directors of the Company and its subsidiaries upon the exercise of stock options. In connection with the stock split affecting the Common Stock, the total number of shares authorized under the Stock Option Plan was adjusted to 250,000 shares. Between 1992 and the end of 1997, the number of employees eligible to participate in the Plan, and the number of options granted, increased. As of April 30, 1998, stock options to purchase a total of 163,825 shares had been granted to an aggregate of 7 eligible employees, 6 non-employee directors and 4 outside non-employee consultants. Only 86,175 shares remain available for awards to any additional officers, directors, outside consultants or key employees first employed or retained by the Company during 1998 or subsequent years. The proposed amendment would immediately increase the number of shares available under the Plan by 350,000 shares, to a total of 600,000 shares. If approved, this amendment authorize sufficient shares to provide for the awards the Company currently anticipates it will need over the next several years in order to continue to provide adequate stock option and other equity-based awards to the Company's key personnel and to new key employees the Company would need to hire as it attempts to expand its operations.

     The Plan authorizes the Company to grant eligible officers, key employees, consultants and directors of the Company awards consisting of options to purchase shares of Common Stock or shares of restricted stock. The Stock Option Plan Committee of the Board has the discretion to select the particular officers, key employees and consultants who will receive awards. At April 30, 1998, approximately 7 officers and key employees, 3 outside non-employee consultants and 6 non-employee directors of the Company were eligible to participate.

     The particular terms of the stock options and other awards granted to eligible employees will be established by the Stock Option Plan Committee within the limitations set forth in the provisions of the Plan. Eligible employees and other participants generally are not required to provide the Company with consideration for the awards (other than their services), but stock options will require the optionees to pay an option exercise price based on the fair market value of the shares of common stock at the time the grant of the options was approved by the Stock Option Plan Committee. Stock options granted to employees under the Plan may be either stock options intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code or non-statutory stock options which do not so qualify. Stock options granted to non-employee directors or consultants will be non-statutory stock options. Stock options will expire no later than the tenth anniversary of the date of grant and become exercisable under such vesting schedules as may be established by the Stock Option Plan Committee. Vesting of the awards granted under the Plan may be accelerated in the event of a change in corporate control, as defined in the terms of the Plan. The Stock Option Plan Committee has discretionary authority to accelerate the vesting of stock options and other awards in any other circumstances it determines to be appropriate, and the stock option agreements under the Plan may provide for accelerated vesting upon death, disability, and, in some cases, termination of employment without cause.

     The Plan can be amended by the Board from time to time in any manner the Board deems to be advisable, except that the Board must obtain shareholder approval for amendments that require shareholder approval under the federal tax or securities laws or the listing requirements for the NASDAQ stock exchange, including amendments to increase the aggregate number of shares available for issuance under the Plan.

     The stock options provided to eligible officers, employees, and directors under the Plan will permit these individuals to purchase shares of the Common Stock at an option purchase price equal to the fair market value of a share of the Common Stock as of the date the option was granted. As of April 29, 1998, the market value quoted for shares of the Common Stock on the NASDAQ Smallcaps stock market was $2.4375 per share. Since the granting of future options will be at the discretion of the Compensation Committee of the Board, it is not possible to determine at the present time when and how awards will be made with the additional shares that will become available if the proposed amendment to the Plan is approved.

     TAX TREATMENT OF STOCK OPTIONS. In general: (i) a participant will not recognize taxable income at the time he or she is granted non-statutory options;
(ii) at the time of exercise of a non-statutory option, ordinary income will be recognized by the participant in an amount equal to the difference between the option price paid for the shares of Common Stock and the fair market value of such shares; and (iii) at the time of sale of shares of Common Stock acquired pursuant to the exercise of a non-statutory option, any appreciation (or depreciation) in the value of the shares of Common Stock after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long such shares have been held.

     In contrast, if an employee's stock options have been designated as Incentive Stock Options, income will not be recognized by an employee upon either the grant or the exercise of the Incentive Stock Options. If the shares of Common Stock issued to an employee pursuant to the exercise of an Incentive Stock Option and the shares are not sold or otherwise transferred by the employee within two years after the date of grant or within one year after the transfer of the shares to the employee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the employee as long-term capital loss.

     MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED STOCK OPTION PLAN. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting will be required for such approval.

                                  OTHER MATTERS

     The Company is not aware of any matters to be presented for action at the Annual Meeting other than the matters set forth above. If any other matters do properly come before the meeting or any adjournment thereof, it is intended that the persons named in the proxy will vote in accordance with their judgment on such matters.

                 STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholders' proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company no later than January 10, 1999 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


                              BY THE ORDER OF THE BOARD OF
                              DIRECTORS



                              James K. McHugh
                              Chief Financial Officer, Secretary and Treasurer

                                   APPENDIX A
                                       TO
              N-VIRO INTERNATIONAL CORPORATION (THE "CORPORATION")
                              1998 PROXY STATEMENT


              Proposal to Amend the Certificate of Incorporation to
                     Reduce the Number of Authorized Shares


          The first paragraph of Article Four of the Corporation's Certificate of Incorporation shall be amended in its entirety to read as follows:

          The total number of all classes of stock which the Corporation shall have authority to issue is seven million (7,000,000) shares, of which five million (5,000,000) shares designated as Preferred Stock, shall have a par value of one cent ($.01) per share (the "Preferred Stock"), and two million (2,000,000) shares designated as Common Stock, shall have a par value of one cent ($.01) per share (the "Common Stock").

                                   APPENDIX B
                                       TO
              N-VIRO INTERNATIONAL CORPORATION (THE "CORPORATION")
                              1998 PROXY STATEMENT


              Proposal to Amend the Certificate of Incorporation to
                        Adopt an Anti-Takeover Provision


     Following Article Ten of the Corporation's Certificate of Incorporation, a new Article Eleven shall be added to read as follows:

                                 ARTICLE ELEVEN

                              BUSINESS COMBINATION.

          (A) SPECIAL VOTE BY STOCKHOLDERS. In addition to any affirmative vote required by law or this Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in Section 11(B) of this Certificate of Incorporation, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

          (B) REGULAR VOTE BY STOCKHOLDERS. The provisions of Section 11(A) of this Certificate of Incorporation shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, or any agreement with any national securities exchange, if the Business Combination shall have been approved either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined).

          (C) DEFINITIONS. The following definitions shall apply with respect to this Article 11:

               (1) The term "Business Combination" shall mean: (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (x) any Interested Stockholder or (y) any other corporation (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which, together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $500,000 or more or constitutes more than ten percent (10%) of the book value of the total assets (in the case of transactions involving assets or commitments other than Capital Stock (as hereinafter defined)) or ten percent (10%) of the stockholders' equity (in the case of transactions in Capital Stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or for any amendment to the Corporation's Bylaws or to this Certificate of Incorporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; (iv) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or (v) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) to (iv).

               (2) The term "Capital Stock" shall mean all Capital Stock of the Corporation authorized to be issued from time to time under Article 4 of this Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

               (3) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

               (4) The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity or any stockholder of the Corporation prior to the adoption of this Certificate of Incorporation) who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate (other than any stockholder prior to the adoption of this Certificate of Incorporation) of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

               (5) A person shall be a "beneficial owner" of any Capital Stock
          (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purpose of determining whether a person is an Interested Stockholder pursuant to
          Section 11(C)(4) of this Certificate of Incorporation, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this
          Section 11(C)(5), but shall not include any other shares of

          Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               (6) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act as in effect on the date of filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

               (7) The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for purposes of the definition of Interested Stockholder set forth in Section 11(C)(4) of this Certificate of Incorporation, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

               (8) The term "Continuing Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that an Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

               (9) The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on the New York Stock Exchange, on the principal United States securities exchange registered, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations Systems or any similar system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

          (D) AUTHORITY. A majority of the Continuing Directors shall have the power and duty to determine for the purpose of this Article 11, on the basis of information known to them after reasonable inquiry, all questions arising under this Article 11, including, without limitation, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Capital Stock or other securities beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether a Proposed Action (as hereinafter defined) is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an interested Stockholder, (v) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregated Fair Market Value of $500,000 or more and
     (vi) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

          (E) FIDUCIARY OBLIGATION. Nothing contained in this Article 11 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

          (F) PROPOSED ACTION. For the purposes of this Article 11, a Business Combination or any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article 11 (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or a person who thereafter would become such if (i) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who, with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or (ii) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person, a majority of the Continuing Directors makes a good-faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

          (G) AMENDMENT. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article 11; provided, however, that this Section 11(H) shall not apply to, and such seventy-five percent (75%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section 11(C)(8) of this Certificate of Incorporation.

                                      PROXY

                        N-VIRO INTERNATIONAL CORPORATION

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints J. Patrick Nicholson, with full power of substitution, to vote all shares of Common Stock, $.01 par value, of N-Viro International Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Company to be held on Tuesday, June 2, 1998, or any adjournments thereof.

                 YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO
                   THE TAKING OF A VOTE ON THE MATTERS HEREIN.

     Returned proxy cards will be voted: (1) as specified on the matters listed below; (2) in accordance with the Directors' recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

      THE MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY
                   RECOMMEND VOTES "FOR" ALL OF THE FOLLOWING:

     1. Election of three Directors for a term of three years: Terry J. Logan, James D. O'Neil and Michael G. Nicholson.

         FOR ALL NOMINEES LISTED (except as marked to the contrary)
--------

         WITHHOLD AUTHORITY to vote for all nominees
--------

To withhold authority to vote for any individual nominee, please write the person's name in the following space:

----------------------------------

     2. Ratification of the appointment of McGladrey & Pullen, LLP to serve as independent auditors for the Company for its fiscal year ended 1998.

         FOR                       AGAINST                     ABSTAIN
--------                  --------                    --------

     3. The approval of an amendment to the Company's Certificate of Incorporation to reduce the authorized capital stock of the Company.

         FOR                       AGAINST                     ABSTAIN
--------                  --------                    --------

     4. The approval of an amendment to the Company's Certificate of Incorporation to include a super-majority requirement to ratify any takeover proposals presented to the Company.

         FOR                       AGAINST                     ABSTAIN
--------                  --------                    --------

     5. The approval of an amendment to increase the number of shares of common stock available in the Company's Stock Option Plan to 600,000.

         FOR                       AGAINST                     ABSTAIN
--------                  --------                    --------

     6. With discretionary authority on any other business that may properly come before the meeting or any adjournment thereof.

                                       Dated:                     , 1998
                                             ---------------------


                                       ------------------------------------
                                       Signature


                                       ------------------------------------
                                       Signature if Held Jointly

PLEASE MARK, SIGN, DATE                Please sign exactly as your name appears
AND RETURN THE PROXY CARD              hereon. Joint owners should each sign.
PROMPTLY USING THE                     When signing as attorney, executor,
ENCLOSED ENVELOPE. PLEASE              administrator, trustee or guardian,
MARK YOUR CHOICE LIKE                  please give full title as such.
THIS ____ IN BLUE OR BLACK             Corporate or partnership proxies should
INK.                                   be signed by an authorized person with
                                       the person's title indicated.